EXHIBIT 10.2

GUARANTY OF BSST LLC IN FAVOR OF

COMERICA BANK DATED AS OF OCTOBER 28, 2005

GUARANTY

The undersigned, BSST LLC (the “Guarantor”), for value received, unconditionally and absolutely guarantee(s) to Comerica Bank (Bank) a Michigan banking corporation, and to the Bank’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to the Bank of Amerigon Incorporated (“Borrower) or any successor in interest, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally the “Borrower” arising (a) under the Amended and Restated Credit Agreement dated as of October 28, 2005 between Borrower and Bank, as amended, modified or supplemented from time to time (“Credit Agreement”), (b) in connection with any accounts maintained by the Borrower with the Bank, or (c) in connection with interest rate protection agreements between the Borrower and the Bank (the “Indebtedness”).

The Indebtedness guaranteed includes without limit: (a) any and all direct indebtedness of the Borrower to the Bank, including indebtedness evidenced by any and all promissory notes; (b) any and all obligations or liabilities of the Borrower to the Bank arising under any guaranty where the Borrower has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Borrower to the Bank arising from applications or agreements for the issuance of letters of credit; (d) any and all obligations or liabilities of the Borrower to the Bank arising out of any other agreement by the Borrower including without limit any agreement to indemnify the Bank for environmental liability or to clean up hazardous waste; (e) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including without limit liability for interest and attorneys’ fees on, or in connection with, any of the indebtedness from and after the filing by or against the Borrower of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, Guarantor, Bank or third parties in any way relating to Bank’s rights with respect to such Borrower, Guarantor, or third party and/or affecting any collateral securing any obligation owed to Bank by Borrower, Guarantor, or any third party, probate proceedings, on appeal or otherwise; (f) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (g) all costs of collecting indebtedness, including without limit reasonable attorneys’ fees and costs.

The undersigned waive(s) notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any indebtedness, and diligence in collecting any indebtedness, and agree(s) that the Bank may modify the terms of any indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all indebtedness, or permit the Borrower to incur additional indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned further waive(s) any and all other notices to which the undersigned might otherwise be entitled. The undersigned acknowledge(s) and agree(s) that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

The undersigned deliver(s) this Guaranty based solely on the undersigned’s independent investigation of the financial condition of the Borrower and is (are) not relying on any information furnished by the Bank. The undersigned assume(s) full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate from time to time. The undersigned waive(s) any duty on the part of the Bank, and agree(s) that it is not relying upon nor expecting the Bank to disclose to the undersigned any fact now or later known by the Bank, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigned’s risk under this Guaranty or the undersigned’s rights against the Borrower. The undersigned knowingly accept(s) the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that the Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or its ability to pay its debts as they mature, has deteriorated.

The undersigned represent(s) and warrant(s) that: (a) the Bank has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the undersigned has (have) established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower’s financial condition. The undersigned agree(s) to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty .

The undersigned grant(s) to the Bank a security interest in and the right of setoff as to any and all property of the undersigned now or later in the possession of the Bank. The undersigned subordinate(s) any claim of any nature that the undersigned now or later has (have) against the Borrower to and in favor of all Indebtedness.

The undersigned agree(s) that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affection in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges(s) and agree(s) that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s) whether realty or personalty, to secure payment of the indebtedness, and the undersigned is (are) not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

The undersigned acknowledge(s) that the effectiveness of this Guaranty is not conditioned on any or all of the Indebtedness being guaranteed by anyone else.

Until the Indebtedness is irrevocably paid in full, the undersigned waive(s) any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtedness is irrevocably paid in full, the undersigned shall have no right of reimbursement indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agree(s) to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys’ fees, incurred by the Bank in connection with the undersigned’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assume(s) full responsibility for enforcing and protecting these rights.

Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the undersigned is or becomes an “Insider” or “affiliate” (as defined in Section 101 Or the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the undersigned shall not be (or be deemed to be) a “Creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. The undersigned warrant(s) and agree(s) that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of the undersigned’s status as an “insider” or affiliate of the Borrower, and undersigned shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any other guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). This action by the Bank shall not, however, be deemed to affect any right to contribution which may exist among the guarantors.

Any of the undersigned may terminate their obligation under this Guaranty as to future indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgment of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgment of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any indebtedness existing at the effective date of termination or any indebtedness created after that pursuant to any commitment or agreement of the Bank or any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including without limit reasonable attorneys’ fees and costs, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank by the Borrower, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned to the extent of all liabilities, costs and expenses (including without limit reasonable attorneys’ fees and costs), incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned. For purposes of this Guaranty,”Environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

Although the intent of the undersigned and the Bank is that Michigan law shall apply to this Guaranty, regardless of whether Michigan law applies, the undersigned further agree(s) as follows: With respect to the limitation, if any, stated in the Additional Provisions (as defined below) on the amount of principal guaranteed under this Guaranty, the undersigned agree(s) that (a) this limitation shall not be a limitation on the amount of Borrower’s Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at or prior to the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing.

The undersigned waive(s) any right to require the Bank to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Michigan or other applicable Uniform Commercial Code; (d) pursue any other remedy in the Bank’s power; or (e) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of Indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

The undersigned authorize(s) the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine; (b) release or substitute any one or more of the endorser or any other guarantors of the Indebtedness; and (c) apply payments received by the Bank from the Borrower to any Indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this Indebtedness is covered by this Guaranty, and the undersigned waive(s) any provision of law regarding application of payments which specifies otherwise. The Bank may without notice assign this Guaranty in whole or in part. Upon the Bank’s request, the undersigned agree(s) to provide to the Bank copies of the undersigned’s financial statements.

The undersigned waives any defense based upon or arising by reason of (a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrowers or either of them which is a corporation, partnership, limited liability company or other type of entity, or any defect in the formation of the Borrowers or either of them; (d) the application by the Borrowers or either of them of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrowers or either of them to the Bank or intended or understood by the Bank or the undersigned; (e) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrowers or either of them or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned understands that, absent this waiver, Bank’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedure sections 580a, 580b, 580d of 726 and could also destroy any subrogation rights which the undersigned has against Borrower. The undersigned further understands that absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.

The undersigned waives any and all rights and provisions of California Code of Civil Procedure section 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bank to commence a lawsuit against Borrower or the undersigned to collect any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; and (iv) may require Bank to take only one action to collect the indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

The undersigned waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

The undersigned acknowledges and agrees that this is knowing and informed waiver of the undersigned’s rights as discussed above and that Bank is relying on this waiver in extending credit to Borrower.

The undersigned acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participation in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now or later acquires relating to the undersigned and this Guaranty, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agree(s) that the Bank may disclose these documents and information to the Borrower. The undersigned agree(s) that the Bank may provide information relating to this Guaranty or to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The total obligation under this Guaranty shall be limited to the Indebtedness and as set forth in the Additional Provisions of this Guaranty, and this obligation (whether unlimited or limited to the extent indicated in the Additional Provisions) shall include, IN ADDITION TO any limited amount of principal guaranteed, any and all interest on all Indebtedness and any and all costs and expenses of any kind, including without limit reasonable attorneys’ fees and costs, incurred by the Bank at any time(s) for any reason in enforcing any of the duties and obligations of the undersigned under this Guaranty or otherwise incurred by the Bank in any way connected with this Guaranty, the indebtedness or any other guaranty of the indebtedness (including without limit reasonable attorneys’ fees and other expenses incurred in any suit involving the conduct of the Bank, the Borrower or the undersigned). All of these costs and expenses shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference in the Additional Provisions or elsewhere (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of the undersigned under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of the undersigned under any prior or subsequent guaranty given by the undersigned to the Bank.

The undersigned unconditionally and irrevocably waive(s) each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge(s) that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledge(s) that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledge(s) that the effectiveness of this Guaranty is subject to no conditions of any kind.

This Guaranty shall remain effective with respect to successive amendments or modifications or supplements of the Credit Agreement or any other documents evidencing the Indebtedness which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

The undersigned warrant(s) and agree(s) that each of the waivers set forth above are made with the undersigned’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law if any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.

This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns. This Guaranty shall be binding on the undersigned and the undersigned’s heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower, and the undersigned acknowledge(s) that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

Additional Provisions (If any): This Guaranty amends and restates in its entirety the Guaranty dated November 14, 2002 by undersigned in favor of Bank.

THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, the undersigned has (have) signed this Guaranty on October 28, 2005.

GUARANTOR(S) BSST LLC
Witness:

/s/ A.Evangelista	By:	/s/ Sandra L. Grouf
/s/ Arlene Harris		Signature of
	Its:	Chief Financial Officer

GUARANTOR’S ADDRESS

1648 Rutgers Ct.
Street Address

Claremont CA 91711
City State Zip Code

STATE OF Nevada)

COUNTY	OF Clark)

Acknowledged this 26 day of October, 2005, by Sandra Grouf, the CFO of BSST LLC, a Delaware limited liability company, on behalf of the company.

Notary Public
County,
My Commission Expires:

Notary Public – State of Nevada

County of Clark

ARLENE HARRIS

My Appointment Expires

No: 05-99827-1                         August 24, 2009

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